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                                                                   EXHIBIT 10.10


                             FIRST AMENDMENT TO THE
                              LADD FURNITURE, INC.
                         1999 MANAGEMENT INCENTIVE PLAN



         This First Amendment to the LADD Furniture, Inc. 1999 Management Incentive Plan (the "Plan") made this ___ day of _______________, 1999, and effective September 1, 1999.

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of LADD Furniture, Inc. previously adopted the Plan for the purpose of providing effective incentives for key employees of the Corporation; and

         WHEREAS, the Plan was originally intended to operate as a short-term incentive plan running for the one-year period ending January 1, 2000; and

         WHEREAS, the Corporation is contemplating a merger with a subsidiary of La-Z-Boy Incorporated (the "Merger"); and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and its shareholders for the Corporation to have the authority to pay the bonuses earned under the Plan prior to January 1, 2000.

         NOW, THEREFORE, BE IT RESOLVED: that the Plan shall be amended by adding a new paragraph 10 to read as follows:

                  10. Notwithstanding any other provisions of the 1999 MIP, the Performance Bonuses earned under the Plan by the Corporation's employees shall be paid to such employees on or before the closing of the Merger. The Corporation's chief executive officer shall have discretion as to the timing of such payments, including discretion to direct that the payment date vary among the participants in the Plan; provided, however, that if the closing of the Merger is not on or before December 31, 1999, payment on or before such date may only be made with the prior written consent of La-Z-Boy Incorporated. If Performance Bonuses are paid before January 1, 2000, to any participant, all such bonuses shall be calculated




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                           under the terms of the Plan based on the best
                           financial information available to the Corporation as of the date of payment. Regardless of when the Performance Bonuses are paid, they shall be calculated by excluding any special expenses related to the Merger.



         IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be executed by the proper officers and its corporate seal hereto affixed as of the day and year first above written.


                                            LADD FURNITURE, INC.
Attest:

                                            By:
--------------------------                     -----------------------------
Secretary                                      Chairman of the Board and Chief
                                               Executive Officer

[CORPORATE SEAL]










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